Exhibit 99.1

Microsoft Reports First-Quarter Earnings

Microsoft delivers double-digit operating income growth, announces plans to accelerate share repurchase.

REDMOND, Wash. — Oct. 27, 2005 — Microsoft Corp. today announced revenue of $9.74 billion for the quarter ended Sept. 30, 2005, a 6% increase over revenue of $9.19 billion for the same period in the previous year. Operating income experienced 16% year-over-year growth for the first quarter to $4.05 billion, including a $361 million charge for the settlement with RealNetworks Inc. Operating income for the first quarter of the previous year of $3.49 billion included a charge of $536 million related to the Novell Inc. settlement.

Net income and diluted earnings per share for the first quarter were $3.14 billion and $0.29 per share, including a $0.02 per share charge for the RealNetworks Inc. settlement. For the previous year, net income and diluted earnings per share were $2.53 billion and $0.23 per share, including a charge of $0.03 per share for the Novell settlement.

“We are optimistic about the company’s future, and today I am happy to announce our plan to accelerate the remaining portion of our previously announced stock repurchase program,” said Chris Liddell, chief financial officer at Microsoft. “Our goal is to execute the $19 billion remaining under our buy-back plan twice as quickly, finishing no later than December 2006.”

Revenue and operating income growth for the quarter were driven by healthy demand for Microsoft’s core platform software and by growth in PC and server shipments. Server and Tools posted double-digit year-over-year revenue growth for the quarter, propelled by strength in its flagship products Microsoft® SQL Server, Exchange Server and Windows® Server. SQL Server showed particular strength, posting greater than 15% revenue growth over the comparable quarter in the previous year. Mobile and Embedded Devices revenue was up more than 50% due to continued adoption of Windows Mobile® software. Major product announcements from both Motorola Inc. and Palm Inc. highlighted the continued customer momentum of Windows Mobile 5.0.

“We are encouraged that customers continue to see the tremendous value in our Windows Server System™ products,” said Kevin Turner, chief operating officer at Microsoft. “We will continue to invest in programs that further improve customer satisfaction and create value for our customers. Examples of these investments are our recently announced enhancements to our Software Assurance program.”

“We’ve had a good start to an important year for the company,” Liddell said. “We continue to see healthy demand for our products, and customer excitement is high for our next wave of product innovations kicking off next month with the launches of Xbox 360™, SQL Server™ 2005 and Visual Studio® 2005.”

Business Outlook

Microsoft management offers the following guidance for the quarter ending Dec. 31, 2005:

•	Revenue is expected to be in the range of $11.9 billion to $12.0 billion.

•	Operating income is expected to be in the range of $4.6 billion to $4.7 billion.

•	Diluted earnings per share are expected to be $0.32 or $0.33.

Management offers the following guidance for the full fiscal year ending June 30, 2006:

•	Revenue is expected to be in the range of $43.7 billion to $44.5 billion.

•	Operating income is expected to be in the range of $17.9 billion to $18.4 billion, including $361 million for the first-quarter settlement charge.

•	Diluted earnings per share are expected to be in the range of $1.26 to $1.30, including $0.02 for the first-quarter settlement charge.

Webcast Details

Microsoft will hold an audio webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today with Chris Liddell, chief financial officer, Scott Di Valerio, corporate vice president and chief accounting officer, to discuss details regarding the company’s performance for the quarter and other forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on Oct. 27, 2006.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to our core business model;

•	intense competition in all our markets;

•	our continued ability to protect the company’s intellectual property rights;

•	claims that we have infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of our source code;

•	actual or perceived security vulnerabilities in our products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how we design and market our products;

•	our ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not produce offsetting increases in revenue;

•	the level of corporate spending and changes in general economic conditions that affect demand for computer hardware or software;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	key component shortages and delays in Xbox product delivery;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	changes in accounting that may affect our reported earnings and operating income;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	general economic and geo-political conditions;

•	natural disaster, cyber-attack or other catastrophic event disrupting our business;

•	acquisitions and joint ventures that adversely affect the business;

•	limitations on the availability of insurance and resulting uninsured losses;

•	sales channel disruption such as the bankruptcy of a major distributor;

•	implementation of operating cost structures that align with revenue growth;

•	continued access to third party distribution channels for MSN; and

•	foreign currency, interest rate, fixed income, equity and commodity price risks.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s investor relations department at (800) 285-7772 or at Microsoft’s investor relations website at http://www.microsoft.com/msft.

All information in this release is as of October 27, 2005. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Microsoft, Xbox 360, Visual Studio, Windows, Windows Mobile, Windows Server System are either registered trademarks or trademarks of Microsoft Corp., in the United States and/or other countries.

The names of actual companies or products mentioned herein may be the trademarks of their respective owners.

For more information, financial analysts and investors only:

Colleen Healy, senior director, Investor Relations, (425) 706-3703

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@WaggenerEdstrom.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/msft.